Asset Backed Securities Portfolio Analysis
Aegis Mortgage Corporation
ABSC AEG 2006-HE1
7,503 records
All records
Balance: 1,101,821,450

Selection Criteria: All records
Table of Contents

1. Summary Aggregate
2. IO Loans From the Entire Pool

1. Summary Aggregate

WAC: 7.814
Wtd Avg FICO: 616
FICO lt 600: 39.34
FICO 600 650: 35.21
WA LTV: 80.02
LTV eq 80: 36.59
LTV gt 80.01: 32.25
LTV 95.01 100: 7.14
Full Doc: 57.31
Stated Doc: 39.03
Alternate Doc: 3.52
Purch %: 41.75
CO refi %: 55.59
Owner OCC: 95.66
Prepay Penalty: 76.32
Wtd Avg DTI: 41.24
ARM %: 79.30
2 YR Fixed ARM: 76.28
3 YR Fixed ARM: 2.85
1st Lien %: 94.92
Avg Loan Balance: 146850.79
# of Loans: 7503
Loan Bal < 100K: 17.34
Mtg Rates > 12%: 0.46
Manuf Housing (%): 0.00
Silent 2nd %: 36.57
IO Loan %: 30.12

Top

2. IO Loans From the Entire Pool

5 YR IO: 99.78
2 YR IO: 0.22
FICO: 636
LTV: 79.99
DTI: 42.25
Full Doc: 47.53
Purchase: 56.00

Top

Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
1/22/2006 13:07

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.